       STRUCTURED INVESTMENTS                                                                                                                  Morgan Stanley

                                                                                                                                               Free Writing Prospectus
                                                                                                                                               Dated January 10, 2014
                                                                                                                                               Registration Statement No. 333-178081
       Client Strategy Guide: January 2014 Offerings                                                                                           Filed Pursuant to Rule 433

                                                          [GRAPHIO OMITED]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   1

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 2
---------------------------------------------------------------------------------------------------------------------------------------

Table of Contents
Important Information Regarding Offering Documents..............................................................................................................................page 3
Selected Features & Risk Disclosures............................................................................................................................................page 4
Structured Investments Spectrum.................................................................................................................................................page 5

------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
                                 ....................................................................................................................................................
                                 ....................................................................................................................................................
                                 .....................................................................................................................................................
                                 ....................................................................................................................................................
Leveraged Performance            PLUSSM based on the WisdomTree Japan Hedged Equity Fund (DXJ) by Morgan Stanley...............................................................page 14
                                 .....................................................................................................................................................
                                 .....................................................................................................................................................
                                 Dual Directional Trigger PLUSSM based on the S & P 500(R) Index (SPX) by Morgan Stanley.......................................................page 20
                                 .....................................................................................................................................................
-------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------

-------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Market Linked Notes              Market-Linked Notes Based on the Average Value on Quarterly Determination Dates of an Equally Weighted Basket Composed of the iShares(R) MSCI EAFE
                                 ETF (EFA), the iShares(R) MSCI Emerging Markets ETF (EEM) and the WisdomTree Japan Hedged Equity Fund (DXJ) by Morgan Stanley...............   page 24
                                 Market-Linked Notes based on the Dow Jones Industrial AverageSM (INDU) by Morgan Stanley.....................................................page 26
-------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------

Selected Risks & Considerations................................................................................................................................................page 28

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   2

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 3
---------------------------------------------------------------------------------------------------------------------------------------

Important Information Regarding Offering Documents

The  products  set forth in the  following  pages are  intended  as a general  indication  only of the  Structured  Investments offerings  available  through Morgan Stanley Wealth  Management  through the date when the ticketing  closes for each offering.
Morgan  Stanley  Wealth  Management or the  applicable  issuer  reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing  early on any offering.  The information set forth herein provides only a summary of terms and does not contain the complete terms and  conditions for any offering of an SEC Registered  Offering or a
Market-Linked  Certificate of Deposit.  You should read the complete offering  materials  referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration  statement  (including a prospectus) with the Securities & Exchange  Commission
(or SEC),  for the offerings by that issuer to which this  Strategy  Guide  relates.  Before you invest in any of the offerings identified in this Strategy Guide,  you should read the prospectus and the applicable  registration  statement,  the applicable pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete  information  about the applicable  issuer and the offering.  You may get these  documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

For Registered Offerings Issued by Morgan Stanley:                               Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering  electronically  or  hard  copy  if you so  request  by  calling  the  toll-free  number  1-800-584-6837  or  emailing
prospectus@morganstanley.com or by calling your Financial Advisor.

The  securities  described  herein  (other than the  market-linked  certificates  of deposit) are not bank deposits and are not insured by the Federal  Deposit  Insurance  Corporation  or any other  governmental  agency,  nor are they  obligations  of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC  registered  offerings.  Before  you  invest in any MLD,  you  should  read the  complete  offering  materials applicable to such MLD. For indicative terms and conditions on any  Market-Linked  Certificate of Deposit,  please contact your
Morgan Stanley Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly  identified.  None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   3

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 4
---------------------------------------------------------------------------------------------------------------------------------------

Selected Features & Risk Disclosures

Features
Structured  Investments offer investors choices in terms of underlying asset, market view, time horizon,  potential returns and risk tolerance.
Such features may include:
    Varying levels of exposure to potential capital appreciation or depreciation
    Returns based on a defined formula
    Variety of underlying assets, including equities, commodities, currencies and interest rates
    Minimum investment of $1,000, unless otherwise noted
Key Risks
An investment in Structured  Investments  involves a variety of risks. The following are some of the significant  risks related to Structured  Investments.  Please refer to the "Selected  Risks &  Considerations"  section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured  Investments  may be  influenced  by a variety of  unpredictable  factors.  Several  factors may influence the value of a particular  Structured  Investment in the secondary market,  including,  but not limited to, the value and  volatility of the  underlying  asset,  interest  rates,  credit  spreads  charged by the market for taking the  applicable issuer's credit risk,  dividend rates on any equity  underlying asset, and time remaining to maturity.  In addition,  we expect that the secondary market price of a Structured  Investment will be adversely  affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.
Issuer  credit risk.  All payments on  Structured  Investments  are  dependent on the  applicable  issuer's  ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing supplement so specifies,  we may apply to list a Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured  Investment will meet the listing requirements of that particular  exchange,  or if listed, whether any secondary market will exist.
Appreciation  potential or  participation  in the  underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential  loss of  principal.  The terms of a  Structured  Investment  may not  provide  for the  return of  principal  and an investment  may result in a loss of some or all of your  principal.  Even where  repayment  of principal is provided for by the terms of the  Structured  Investment,  it is still  subject  to the credit  risk of the  applicable  issuer and the  applicable issuer's ability to repay its obligations.  In addition, you may receive less, and possibly significantly less, than the stated
principal amount if you sell your investment prior to maturity.
Structured  Investments  that provide for  repayment of principal  typically do not make  periodic  interest  payments.  Unlike ordinary  debt  securities,  Structured  Investments  that provide for  repayment of principal  typically do not pay  interest.
Instead,  at maturity,  the investor receives the principal amount plus a supplemental  redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the  principal  amount at maturity for  Structured  Investments  that provide for  repayment of principal.
Because the supplemental  redemption amount due at maturity on these Structured  Investments may equal zero, the return on your investment  (i.e.,  the  effective  yield to  maturity)  may be less than the  amount  that would be paid on an  ordinary  debt security.  The return of only the  principal  amount at maturity may not  compensate  you for the effects of inflation or other factors relating to the value of money over time.
Potential  conflicts.  The issuer of a Structured  Investment and its affiliates may play a variety of roles in connection with the Structured  Investment,  including acting as calculation  agent and hedging the issuer's  obligations  under the Structured
Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The  aforementioned  risks are not intended to be an  exhaustive  list of the risks  associated  with a  particular  Structured
Investment offering.  Before you invest in any Structured Investment,  you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive  description of the risks and considerations  associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   4

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 5
---------------------------------------------------------------------------------------------------------------------------------------

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Market-Linked Deposits - FDIC Insured, Market-Linked Notes, Partial
Principal at Risk Securities, Enhanced Yield, Leveraged Performance and Access.

Market-Linked Deposits - FDIC Insured combine the repayment of all principal at               ?    May be appropriate for investors who do not require periodic interest
maturity, subject to applicable FDIC insurance limits and issuer credit risk, with                 payments, are concerned about principal at risk, and who are willing to
the potential for capital appreciation based on the performance of an underlying                   forgo some upside in exchange for the repayment of all principal at
asset.                                                                                             maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to             ?   May be appropriate for investors who do not require periodic interest
issuer credit risk, with the potential for capital appreciation based on the                       payments, are concerned about principal at risk, do not require FDIC
performance of an underlying asset.  Market-Linked Notes do not have the benefit of                insurance on their investment, and who are willing to forgo some upside
FDIC insurance.                                                                                    in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at               ?    May be appropriate for investors who do not require periodic interest
maturity, subject to issuer credit risk, with the potential for capital appreciation               payments, are concerned about principal at risk, do not require FDIC
based on the performance of an underlying asset.                                                   insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than           ?    May be appropriate for investors who are willing to forgo some or all of
that of a direct investment in an underlying asset with the investor accepting full                the appreciation in the underlying asset and assume full downside
exposure to the downside with limited or no opportunity for capital appreciation.                  exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing                ?    May be appropriate for investors who expect only modest changes in the
enhanced returns relative to an underlying asset's actual performance within a given               value of the underlying asset and who are willing to give up
range of performance in exchange for giving up returns above the specified cap, in                 appreciation on the underlying asset that is beyond the performance
addition to accepting full downside exposure to the underlying asset.                              range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or                 ?    May be appropriate for investors interested in diversification of, and
investment strategy that may not be easily accessible to an individual investor by                 exposure to, difficult to access underlying asset classes, market
means of traditional investments.                                                                  sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   5

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 6
---------------------------------------------------------------------------------------------------------------------------------------

    [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   6

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 7
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   7

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 8
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   8

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 9
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   9

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 10
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  10

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 11
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  11

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 12
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  12

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 13
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  13

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 14
---------------------------------------------------------------------------------------------------------------------------------------

Opportunities in International Equities
Leveraged Performance                    |_|      PLUSSM based on the WisdomTree Japan Hedged Equity Fund (DXJ) by Morgan Stanley

------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
                   o        Leveraged exposure within a certain range of positive performance of the underlying shares and the same downside risk as a direct investment with 1-for-1 downside exposure; possibility of substantial loss of principal
Strategy           o        May be appropriate for investors anticipating moderate appreciation of the WisdomTree Japan Hedged Equity Fund and seeking enhanced returns within a
Overview              certain range of positive performance of the underlying shares, in exchange for an appreciation potential limited by the maximum payment at maturity
                      See "Risk Considerations" below
------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
How do the         The PLUS are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the shares of the
                   WisdomTree Japan Hedged Equity Fund, which the issuer refers to as the underlying shares, have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity. However, if the underlying shares have depreciated in value, investors will lose 1% for every 1% decline in the share price over the term of the securities. This amount will be less than the stated principal amount and could be zero. Accordingly, you may lose your entire investment. The PLUS are for investors who seek a return based on the underlying shares and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the
PLUSSM Work?       leverage feature, which applies for a limited range of upside performance of the underlying shares. The underlying shares are designed to provide exposure to a segment of the Japanese equity markets while attempting to mitigate the effects of future movements of the Japanese yen relative to the U.S. dollar as described in the applicable pricing supplement. Investors may lose their entire initial investment in the PLUS. The PLUS are notes issued as part of Morgan Stanley's Series
                   F Global Medium-Term Notes program. All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------ ---------------------------------------------------------------------------------- ---------------------------------------------------------------------------------
Risk               |X|      You may lose your entire investment in the PLUS at maturity               |X|      The amount payable on the PLUS is not linked to the price of the
Considerations     |X|      Full downside exposure to the WisdomTree Japan Hedged Equity Fund (the             underlying shares at any time other than the valuation date
                            "Fund")                                                                   |X|      The rate the issuer is willing to pay for securities of this type,
                   |X|      Does not provide for current income; no interest payments                          maturity and issuance size is likely to be lower than the rate implied by
                   |X|      The appreciation potential of the PLUS is limited by the maximum                   its secondary market credit spreads and advantageous to the issuer.  Both
                            payment at maturity                                                                the lower rate and the inclusion of costs associated with issuing, selling,
                   |X|      The market price of the PLUS will be influenced by many unpredictable              structuring and hedging the PLUS in the original issue price reduce the
                            factors                                                                            economic terms of the PLUS, cause the estimated value of the PLUS to be
                   |X|      The PLUS are subject to the credit risk of Morgan Stanley, and any                 less than the original issue price and will adversely affect secondary
                            actual or anticipated changes to its credit ratings or credit spreads may          market prices
                            adversely affect the market value of the PLUS                             |X|      The estimated value of the PLUS is determined by reference to the
                   |X|      The currency hedge risk employed by the Fund may not sufficiently                  issuer's pricing and valuation models, which may differ from those of other
                            reduce its exposure to currency fluctuations                                       dealers and is not a maximum or minimum secondary market price
                   |X|      The performance of the underlying shares will not likely benefit from     |X|      The antidilution adjustments the calculation agent is required to make
                            the appreciation of the Japanese yen relative to the U.S. dollar                   do not cover every event that could affect the underlying shares
                   |X|      There are risks associated with investments in securities linked to the   |X|      The PLUS will not be listed on any securities exchange and secondary
                            value of foreign equity securities                                                 trading may be limited
                   |X|      The underlying shares and the share underlying index are different and    |X|      The calculation agent, which is a subsidiary of the issuer, will make
                            the performance of the underlying shares may not correlate with that of the        determinations with respect to the PLUS
                            share underlying index                                                    |X|      Hedging and trading activity by the issuer's subsidiaries could
                   |X|      The amount payable on the PLUS is not linked to the value of the                   potentially adversely affect the value of the PLUS
                            underlying shares at any time other than the valuation date               |X|      The historical performance of the underlying shares is not an
                   |X|      Investing in the PLUS is not equivalent to investing in the underlying             indication of future performance
                            shares or the stocks composing the share underlying index                          Additional risk factors can be found in the applicable pricing supplement and
                   |X|      Adjustments to the underlying shares or to the share underlying index              the following
                            could adversely affect the value of the PLUS                                       pages of this document
------------------ ---------------------------------------------------------------------------------- ---------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  14

Morgan Stanley

Client Strategy Guide: January 2014 Offerings

Page 15

Key Terms of the PLUS℠	
Issuer	Morgan Stanley
Underlying Shares	WisdomTree Japan Hedged Equity Fund (DXJ)
Maturity Date	February , 2015 (approximately 13 months)
Leverage Factor	300%
Payment at Maturity	• If Final Share Price is *greater than* the Initial Share Price, $10 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If Final Share Price is *less than or equal to* the Initial Share Price, $10 × Share Performance Factor *This amount will be less than or equal to the Stated Principal Amount of $10.*
Leveraged Upside Payment	$10 × Leverage Factor × Share Percent Increase
Share Percent Increase	(Final Share Price – Initial Share Price) / Initial Share Price
Initial Share Price	The closing price of one Underlying Share on the Pricing Date
Final Share Price	The closing price of one Underlying Share on the Valuation Date *times* the Adjustment Factor on such date
Valuation Date	February , 2015, subject to postponement for non-trading days and certain market disruption events
Adjustment Factor	1.0, subject to adjustment in the event of certain events affecting the Underlying Shares
Maximum Payment at Maturity	$11.775 per PLUS (117.75% of the Stated Principal Amount)
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price/Stated Principal Amount	$10 per PLUS
No listing	The PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, January 31, 2014

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2014

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 16
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  16

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 17
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  17

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 18
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  18

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 19
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  19

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 20
---------------------------------------------------------------------------------------------------------------------------------------

Opportunities in U.S. Equities
Leveraged Performance                    |_|      Dual Directional Trigger PLUSSM based on the S & P 500(R) Index (SPX) by Morgan Stanley

------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
                   o        Uncapped leveraged exposure to, and limited protection against negative performance of, the underlying index; possibility of substantial loss of principal
                   o        Leverage feature only applies if the underlying index appreciates
                   o        Unleveraged positive return for a certain range of negative performance of the underlying index from the pricing date to the valuation date only if the
Strategy Overview           underlying index closes at or above the specified trigger level on the valuation date
                   o        May be appropriate for investors who wish to outperform the underlying index in a moderately bullish or moderately bearish scenario
                            See "Risk Considerations" below
------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
How do the Dual    The Dual Directional Trigger PLUS, or "Trigger PLUS," are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the S & P 500(R) Index, which the issuer refers to as the underlying index, has appreciated in value, investors will receive the stated principal amount of their investment plus moderately leveraged upside performance of the underlying index. If the underlying index has depreciated in value but by no more than 35%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 35% return. However, if the underlying index has depreciated by more than 35% in value, investors will be negatively exposed to the full amount of the percentage decline in the underlying index and will lose 1% of the stated
Directional        principal amount for every 1% of decline, without any buffer. The Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk
Trigger PLUSSM     their principal and forgo current income in exchange for the moderate upside leverage and absolute return features that in each case apply to a limited range of
Work?              performance of the underlying index. Investors may lose their entire initial investment in the Trigger PLUS. These long-dated Trigger PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.
                   The Trigger PLUS differ from the PLUS described in the applicable product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the underlying index depreciates by up to 35%. The Trigger PLUS are not the Buffered PLUS described in the applicable product supplement for PLUS.
                   Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the underlying index depreciates by more than 35%.
                   All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These
                   Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------ -------------------------------------------------------------------------------- -----------------------------------------------------------------------------------
Risk               |X|      You may lose your entire investment in the Trigger PLUS at maturity     |X|      The rate the issuer is willing to pay for securities of this type,
Considerations                                                                                               maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the
                   |X|      Full downside exposure to the underlying index without any buffer if             Trigger PLUS to be less than the original issue price and will adversely
                            the underlying index closes below the trigger level on the valuation date        affect secondary market prices
                   |X|      Does not provide for current income; no interest payments               |X|      The estimated value of the Trigger PLUS is determined by reference to
                   |X|      The market price of the Trigger PLUS will be influenced by many                  the issuer's pricing and valuation models, which may differ from those of
                            unpredictable factors                                                            other dealers and is not a maximum or minimum secondary market price
                   |X|      The Trigger PLUS are subject to the credit risk of Morgan Stanley,      |X|      The Trigger PLUS will not be listed on any securities exchange and
                            and any actual or anticipated changes to its credit ratings or credit            secondary trading may be limited
                            spreads may adversely affect the market value of the Trigger PLUS       |X|      The calculation agent, which is a subsidiary of the issuer, will make
                   |X|      The amount payable on the Trigger PLUS is not linked to the value of             determinations with respect to the Trigger PLUS
                            the underlying index at any time other than the valuation date          |X|      Hedging and trading activity by the issuer's subsidiaries could
                   |X|      Investing in the Trigger PLUS is not equivalent to investing in the              potentially adversely affect the value of the Trigger PLUS
                            underlying index                                                        |X|      The historical performance of the underlying index is not an indication
                   |X|      Adjustments to the underlying index could adversely affect the value             of future performance
                            of the Trigger PLUS                                                              Additional risk factors can be found in the applicable pricing supplement and the following pages of this document
------------------ -------------------------------------------------------------------------------- -----------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  20

Morgan Stanley

Client Strategy Guide: January 2014 Offerings Page 21

Key Terms of the Dual Directional Trigger PLUS℠	
Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	January , 2020 (approximately 6 years)
Leverage Factor	116%
Trigger Level	65% of the Initial Index Value
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value: $10 + Leveraged Upside Payment • If the Final Index Value is *less than or equal to* the Initial Index Value but is *greater than or equal to* the Trigger Level: $10 + ($10 × Absolute Index Return) *In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the Underlying Index. In no event will this amount exceed the Stated Principal Amount plus $3.50.* • If the Final Index Value is *less than* the Trigger Level: $10 × Index Performance Factor *This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.*
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Change
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Index Performance Factor	Final Index Value / Initial Index Value
Absolute Index Return	The absolute value of the Index Percent Change. For example, a -5% Index Percent Change will result in a +5% Absolute Index Return.
Initial Index Value	The Index Closing Value on the Pricing Date
Final Index Value	The Index Closing Value on the Valuation Date
Valuation Date	January , 2020, subject to postponement for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per Trigger PLUS
No listing	The Trigger PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, January 31, 2014

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2014

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 22
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  22

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 23
---------------------------------------------------------------------------------------------------------------------------------------

                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                  23

Morgan Stanley

Client Strategy Guide: January 2014 Offerings Page 24

Opportunities in International Equities

Market Linked Notes

○ Market-Linked Notes Based on the Average Value on Quarterly Determination Dates of an Equally Weighted Basket Composed of the iShares® MSCI EAFE ETF (EFA), the iShares® MSCI Emerging Markets ETF (EEM) and the WisdomTree Japan Hedged Equity Fund (DXJ) by Morgan Stanley

Strategy Overview

- Opportunity to gain exposure to the three international equity exchange-traded funds
- Repayment of principal at maturity
- The averaging feature means that any positive return based on the notes will be based on the average of the basket closing values of the basket components on 22 determination dates that occur each quarter during the term of the notes. Although investors can benefit from the averaging feature when the underlying basket appreciates during the term of the notes but drops at maturity, the averaging feature can also reduce upside performance of the notes in bullish markets.
- No exposure to any decline of the average basket closing value below the initial basket value if the notes are held to maturity

See "Risk Considerations" below

How do the Market Linked Notes Work?

The notes are unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the applicable prospectus supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, the issuer will pay per note the stated principal amount of $10 *plus* a supplemental redemption amount, if any, based on the arithmetic average of the closing value of a basket of three exchange traded funds on the 22 quarterly determination dates over the term of the notes. These long-dated notes are for investors who are concerned about principal risk but seek a return based on a basket of international equity ETFs, and who are willing to forgo current income in exchange for the repayment of principal at maturity plus a supplemental redemption amount, if any, based on an average of the basket closing values on the 22 determination dates. The notes are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Risk Considerations

- ✓ **The notes do not pay interest and may not pay more than the stated principal amount at maturity**
- ✓ Does not provide for current income; no interest payments
- ✓ The market price of the notes will be influenced by many unpredictable factors
- ✓ **The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes**
- ✓ The supplemental redemption amount, if any, is based on the arithmetic average of the basket closing values on the 22 determination dates over the term of the notes and therefore the payment at maturity may be less than if it were based solely on the basket closing value on the final determination date
- ✓ Changes in the price of one or more of the basket components may offset each other
- ✓ Risks associated with investments in securities, such as the notes, linked to the value of foreign (and especially emerging markets) equity securities
- ✓ The prices of the iShares® MSCI Emerging Markets ETF (the "EEM shares") and the iShares® MSCI EAFE ETF (the "EFA Shares") are subject to currency exchange risk
- ✓ The currency hedge risk employed by the DXJ Shares may not sufficiently reduce its exposure to currency fluctuations
- ✓ The performance of the WisdomTree Japan Hedged Equity Fund (the "DXJ Shares") will not likely benefit from the appreciation of the Japanese yen relative to the U.S. dollar
- ✓ The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices
- ✓ The estimated value of the notes is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price
- ✓ Adjustments to the underlying shares or to the share underlying indices could adversely affect the value of the notes
- ✓ The underlying shares and the share underlying indices are different
- ✓ The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares
- ✓ Investing in the notes is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices
- ✓ The notes will not be listed on any securities exchange and secondary trading may be limited
- ✓ The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes
- ✓ Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the notes
- ✓ Historical levels of the basket components and the basket should not be taken as an indication of their future levels during the term of the notes

Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2014

Morgan Stanley

Client Strategy Guide: January 2014 Offerings Page 25

Key Terms of the Market Linked Notes			
Issuer	Morgan Stanley		
Basket	**Basket Component**	**Ticker Symbol**	**Basket Component Weighting**
	Shares of the iShares® MSCI EAFE ETF (EFA)	EFA UP	33.3333%
	Shares of the iShares® MSCI Emerging Markets ETF (EEM)	EEM UP	33.3333%
	Shares of the WisdomTree Japan Hedged Equity Fund (DXJ)	DXJ UP	33.3333%
Maturity Date	July , 2019 (approximately 5.5 years)		
Payment at Maturity	The payment due at maturity per $10 Stated Principal Amount will equal: $10 + Supplemental Redemption Amount, if any. *In no event will the Payment at Maturity be less than $10 per note.*		
Supplemental Redemption Amount	(i) $10 *times* (ii) the Average Basket Percent Change *times* (iii) the Participation Rate, *provided* that the Supplemental Redemption Amount will not be less than $0.		
Participation Rate	100%		
Maximum Payment at Maturity	None		
Average Basket Closing Value	The arithmetic average of the basket closing values on the 22 specified Determination Dates over the term of the notes		
Average Basket Percent Change	(Average Basket Closing Value – Initial Basket Value) / Initial Basket Value		
Initial Basket Value	The Initial Basket Value will equal 100, which is equal to the sum of the products of (i) the initial share price of each basket component and (ii) the multiplier for such basket component, each as determined on the Pricing Date		
Basket Closing Value	On any Determination Date, the sum of products of (i) the closing price of one share of each Basket Component on such date times the Adjustment Factor for such Basket Component on such date, and (ii) the multiplier for such Basket Component		
Multiplier	The Multiplier for each Basket Component will be set on the Pricing Date so that each Basket Component will represent its applicable Basket Component weighting in the predetermined Initial Basket Value of 100.		
Adjustment Factor	With respect to each Basket Component, 1.0, subject to adjustment in the event of certain events affecting the below components		
Determination Dates	Quarterly, on the day of each April, July, October and January, beginning on April , 2014. July , 2019 refers to the Final Determination Date. The Determination Dates are subject to postponement for non-index business days and certain market disruption events.		
Issue Price / Stated Principal Amount	$10 per note		
No listing	The notes will not be listed on any securities exchange.		
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, January 31, 2014		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2014

Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 26
---------------------------------------------------------------------------------------------------------------------------------------

Opportunities in U.S. Equities
Market Linked Notes                      |_|      Market-Linked Notes based on the Dow Jones Industrial AverageSM (INDU) by Morgan Stanley

------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
                   o        Opportunity to gain exposure to the underlying index
                   o        Repayment of principal at maturity
Strategy           o        100% participation in any appreciation of the underlying index over the term of the notes, subject to the maximum payment at maturity of $17.00 per note
Overview                    (170% of the stated principal amount)
                   o        No exposure to any decline of the underlying index if the notes are held to maturity
                            See "Risk Considerations" below
------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
How do the
                   The notes are unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the applicable product supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, the issuer will pay per note the stated principal amount of $10 plus a supplemental redemption amount, if any, based on the value of the underlying index on the determination date, subject to the maximum payment at maturity. These long-dated notes are for investors who are concerned about principal risk but seek an equity index-based return, and who are willing to forgo
Market Linked      current income and upside beyond the maximum payment at maturity in exchange for the repayment of principal at maturity plus the potential to receive a
Notes Work?        supplemental redemption amount, if any. The notes are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.

                   All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
------------------ --------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------ -------------------------------------------------------------------------------- -----------------------------------------------------------------------------------
Risk               |X|      The notes do not pay interest and may not pay more than the stated        |X|      The estimated value of the notes is determined by reference to the
Considerations              principal amount at maturity                                                       issuer's pricing and valuation models, which may differ from those of other
                   |X|      The appreciation potential of the notes is limited by the maximum                  dealers and is not a maximum or minimum secondary market price
                            payment at maturity                                                       |X|      Adjustments to the underlying index could adversely affect the value of
                   |X|      Does not provide for current income; no interest payments                          the notes
                   |X|      The market price of the notes will be influenced by many                  |X|      You have no shareholder rights
                            unpredictable factors                                                     |X|      Investing in the notes is not equivalent to investing in the underlying
                   |X|      The notes are subject to the credit risk of Morgan Stanley, and any                index
                            actual or anticipated changes to its credit ratings or credit spreads may |X|      The notes will not be listed on any securities exchange and secondary
                            adversely affect the market value of the notes                                     trading may be limited
                   |X|      The amount payable on the notes is not linked to the value of the         |X|      The calculation agent, which is a subsidiary of the issuer, will make
                            underlying index at any time other than the determination date                     determinations with respect to the notes
                   |X|      The rate the issuer is willing to pay for securities of this type,        |X|      Hedging and trading activity by the issuer's subsidiaries could
                            maturity and issuance size is likely to be lower than the rate implied by          potentially adversely affect the value of the notes
                            its secondary market credit spreads and advantageous to the issuer.  Both |X|      The historical performance of the underlying index is not an indication
                            the lower rate and the inclusion of costs associated with issuing,                 of future performance
                            selling, structuring and hedging the notes in the original issue price             Additional risk factors can be found in the applicable pricing supplement and
                            reduce the economic terms of the notes, cause the estimated value of the           the following pages of this document
                            notes to be less than the original issue price and will adversely affect secondary market prices
------------------ -------------------------------------------------------------------------------- -----------------------------------------------------------------------------------

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                  26

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 27
---------------------------------------------------------------------------------------------------------------------------------------

Key Terms of the Market Linked Notes
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                                 Morgan Stanley
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                       Dow Jones Industrial AverageSM (INDU)
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                          January      , 2021 (approximately 7 years)
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                    The payment due at maturity per $10 Stated Principal Amount will equal:

                                            $10 + Supplemental Redemption Amount, if any.
                                            In no event will the Payment at Maturity be less than the Stated Principal Amount or greater than the Maximum Payment at Maturity.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Supplemental Redemption Amount         (i) $10 times (ii) the Index Percent Change times (iii) the Participation Rate, provided that the Supplemental Redemption Amount will not be less than $0 or greater than $7.00 per note
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Participation Rate                     100%
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity            $17.00 per note (170% of the Stated Principal Amount)
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Change                   (Final Index Value - Initial Index Value) / Initial Index Value
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                    The index closing value on the Pricing Date
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                      The index closing value on the Determination Date
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Determination Date                     January     , 2021, subject to postponement for non-index business days and certain market disruption events
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount    $10 per note
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
No listing                             The notes will not be listed on any securities exchange.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date4                 This offering is expected to close for ticketing on Friday, January 31, 2014
                                       ------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                  27

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 28
---------------------------------------------------------------------------------------------------------------------------------------

Selected Risks & Considerations

An investment in Structured  Investments  involves a variety of risks.  Structured  Investments may be linked to a wide variety of
underlying  assets,  and each  underlying  asset will have its own  unique set of risks and  considerations.   For  example,  some
underlying assets have significantly  higher volatility than others.  Before you invest in any Structured  Investment,  you should thoroughly review the relevant  prospectus and related offering materials for a comprehensive  description of the risks associated with the  Structured  Investment,  including the risks related to the underlying  asset(s) to which the  Structured  Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All  payments on  Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment are subject to the credit risk of the applicable  issuer and the issuer's  credit ratings and credit  spreads may adversely  affect the market value of the  Structured  Investment.  Investors are dependent on the applicable  issuer's  ability to pay periodic  interest  payments,  if any, and all amounts due on the  Structured  Investment  at maturity and therefore  investors are subject to the credit risk of the  applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable  issuer defaults on its obligations under the Structured  Investment,  the investor's  investment  would be at risk and an investor could lose some or all of its  investment.  Any decline in the applicable issuer's  credit  ratings or increase in the credit  spreads  charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.  Furthermore,  unless issued as market-linked  certificate of deposit,
Structured  Investments  are not bank  deposits  and are not insured by the Federal  Deposit  Insurance  Corporation  or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular  Structured  Investment  may be sold prior to maturity  will depend on a number of factors and may be  substantially  less than the amount for which they were  originally  purchased.  Some of these  factors  include,  but are not limited to: (i) changes in the level of the  underlying  asset or reference  index,  (ii)  volatility of the  underlying  asset or reference index,  (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit  spreads  charged by the market for taking the issuer's  credit risk and (v) the time  remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured  Investment will be adversely  affected by the fact that the issue price of the  securities  includes  the  agent's  commissions  and  expected  profit.  You may receive  less,  and  possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no  secondary  market  for a  particular  Structured  Investment  and you should be  prepared  to hold your investments  until  maturity.  If the applicable  pricing  supplement so specifies,  we may apply to list a particular  Structured
Investment on a securities  exchange,  but it is not possible to predict  whether any Structured  Investment will meet the listing requirements of that particular exchange, or if listed,  whether any secondary market will exist.  Therefore,  there may be little or no  secondary  market for  Structured  Investments.  Issuers  may, but are not  obligated  to, make a market in the  Structured
Investments.  Even if there is a secondary market for a particular Structured  Investment,  it may not provide enough liquidity to allow  you to trade or sell your  Structured  Investment  easily.  Because  it is not  expected  that  other  broker-dealers  will participate  significantly  in the  secondary  market for  Structured  Investments,  the price at which you may be able to trade a
Structured  Investment  is likely  to  depend  on the  price,  if any,  at which  Morgan  Stanley  Wealth  Management  or  another broker-dealer  affiliated with the particular issuer of the security is willing to transact.  If at any time Morgan Stanley Wealth
Management  or any other broker dealer were not to make a market in  Structured  Investments,  it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The  historical  performance  of an underlying  asset or reference  index is not an indication of future  performance.  Historical performance of an underlying asset
or  reference  index to which a  specific  Structured  Investment  is linked  should not be taken as an  indication  of the future performance of the underlying  asset or reference  index during the term of the  Structured  Investment.  Changes in the levels of the  underlying  asset or reference  index will affect the trading  price of the  Structured  Investment,  but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                  28

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 29
---------------------------------------------------------------------------------------------------------------------------------------

Conflicts of Interest
The applicable  issuer,  its affiliates,  Morgan Stanley Wealth Management and/or its affiliates may be market  participants.  The applicable  issuer,  one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may,  currently or in the future,  publish research reports with respect to movements in the underlying  asset to which any specific  Structured  Investment is linked.  Such research is modified from time to time without notice and may express  opinions or provide  recommendations  that are inconsistent with purchasing or holding a specific Structured  Investment or Structured  Investments  generally.  Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

In most  Structured  Investments,  an affiliate of Morgan  Stanley or the  applicable  issuer is designated to act as  calculation agent to calculate the periodic interest or payment at maturity due on the Structured  Investment.  Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading activity by the issuer and its subsidiaries  and affiliates  could  potentially  adversely affect the value of the Structured  Investments.  We expect that the calculation agent and its affiliates for a particular  Structured Investment will carry out hedging  activities  related to that Structured  Investment,  including  trading in the underlying  asset, as well as in other  instruments  related to the underlying  asset.  The issuer's  subsidiaries  and affiliates may also trade in the underlying asset and other  instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these  hedging or trading  activities  on or prior to the pricing  date and during the term of the  Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The  inclusion  of  commissions  and  projected  profit from hedging in the  original  issue price is likely to  adversely  affect secondary market prices of Structured  Investments.  Assuming no change in market  conditions or any other relevant  factors,  the price, if any, at which any dealer is willing to purchase  Structured  Investments in secondary market transactions will likely be lower than the original issue price,  since the original issue price includes,  and secondary market prices are likely to exclude, commissions paid with respect to the Structured  Investments,  as well as the cost of hedging the applicable issuer's  obligations under  the  Structured  Investments.  The cost of  hedging  includes  the  projected  profit  that the  calculation  agent and its affiliates may realize in consideration  for assuming the risks inherent in managing the hedging  transactions.  In addition,  any secondary  market prices may differ from values  determined by pricing models used by the dealer as a result of dealer  discounts, mark-ups or other transaction costs.

With  respect  to any MLD  offering,  you can only  count on FDIC  insurance  to cover the  principal  amount of each MLD and,  if applicable, the minimum index interest.
In the event that FDIC insurance  payments become  necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal  Amount of the MLDs together with any accrued minimum index interest,  if any, as prescribed by law, and subject to the applicable  FDIC insurance  limits.  FDIC insurance is not available for any index interest if the applicable  issuer fails prior to the maturity date, in the case of the MLDs.  FDIC  insurance is also not available for any secondary  market premium paid by a  depositor  above the  principal  amount of an MLD.  Except to the  extent  insured by the FDIC,  the MLDs are not  otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                  29

                                                                                                                        Morgan Stanley
---------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: January 2014 Offerings                                                                                   Page 30
---------------------------------------------------------------------------------------------------------------------------------------

http://schemas.microsoft.com/office/word/2003/wordml2450IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter, "Morgan Stanley Wealth
Management," or "the firm").  This material was not produced by a research analyst of Morgan Stanley & Co. LLC ("Morgan Stanley & Co.") or Morgan Stanley Wealth Management, although it may refer to a Morgan Stanley & Co. or Morgan Stanley Wealth Management research analyst or report.  Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia
Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan
Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the
Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by
Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request.
This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUSSM" is a service mark of Morgan Stanley.

"Standard & Poor's(R)," "S & P(R)," "S & P 500(R)" and "S & P MidCap 400(R)" are trademarks of Standard & Poor's Financial Services LLC ("S & P") and have been licensed for use.  The securities are not sponsored, endorsed, sold or promoted by S & P, and S & P makes no representation regarding the advisability of investing in the securities.

"iShares(R)" is a registered mark of BlackRock Institutional Trust Company, N.A.

"Dow Jones(R)," "Dow Jones Industrial AverageSM," "Dow Jones Indexes" and "INDU" are service marks of Dow Jones Trademark Holdings LLC and have been licensed for use by Morgan Stanley.

"WisdomTree(R)" is a registered mark of WisdomTree Investments, Inc.

(C) 2014 Morgan Stanley Smith Barney LLC. Member SIPC.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                  30